UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
September 26, 2006

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

The Company has agreed to terminate all existing equipment lease arrangements with entities affiliated with its Chief Executive Officer, Stoney M. ("Mit") Stubbs, Jr., Chief Operating Officer, S. Russell Stubbs and members of their immediate family.  The terminations will be effective as of September 30, 2006.  The terms and conditions of the agreement are summarized in a press release, dated September 26, 2006, which is furnished herewith as Exhibit 99.1.

ITEM 1.02.	Termination of a Material Definitve Agreement

As discussed at Item 1.01, the Company will terminate all existing equipment lease arrangements with entities affiliated with its Chief Executive Officer, Stoney M. ("Mit") Stubbs, Jr., Chief Operating Officer, S. Russell Stubbs and members of their immediate family.  The terminations will be effective as of September 30, 2006.  The terms and conditions of the agreement are summarized in a press release, dated September 26, 2006, which is furnished herewith as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K.

99.1	Press Release, dated September 26, 2006, regarding the termination of related party lease agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: September 27, 2006	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Page
99.1	Press Release, dated September 26, 2006, regarding the termination of related party lease agreements.	3